SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2006

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2006 (the “Closing Date”), a shareholder of Berman Center, Inc. (the “Company”) exercised warrants (the “Warrants”) for an aggregate of 1,290,971 shares of the Company’s common stock at an average weighted exercise price of $0.30 per share. Accordingly, the Company received aggregate exercise consideration of $388,750. The shareholder’s exercise of the Warrants was subject to a number of conditions, as follows:

•
The Company entered into an amendment dated June 23, 2006 (the “Employment Agreement Amendment”), which is attached hereto as Exhibit 10.1, to the Employment Agreement of its President, Dr. Laura Berman, dated June 16, 2005 pursuant to which, among other things, (i) the term was extended from three years to four years; (ii) Dr. Berman’s salary can be decreased but only if the Company’s Board of Directors determines that a decrease is necessary for the survival of the Company and such decrease is reasonable; (iii) in the event of Dr. Berman’s termination, with or without cause or good reason, as defined in the Employment Agreement, all rights to the services rendered during the term and products created during the term (including all rights and title in such services and products) will be the property of the Company, and any such rights after the term will be the property of Dr. Berman; and (iv) in the event Dr. Berman’s employment is terminated without cause or for good reason, as defined in the Employment Agreement, all revenues generated as a result of Dr. Berman’s services rendered and products created during the term will be the property of the Company, and such revenues after the term will be the property of Dr. Berman.

•
Shareholders of the Company that were previously shareholders of Berman Health and Media, Inc. (“BHM”) prior to the Company’s reverse merger with BHM on June 16, 2005, pursuant to which such shareholders were issued shares of the Company’s common stock in exchange for all of the issued and outstanding capital of BHM, entered into a lock up agreement with respect to their shares in the Company for a term of twelve months from the Closing Date. The shareholders, who own an aggregate of approximately 19,337,717 shares of the Company’s common stock, may not sell or transfer their shares during the twelve month period.

•
The Company engaged the shareholder exercising the Warrants (the “Exercising Shareholder”) the for a period of 18 months from the Closing Date to act as its exclusive placement agent for potential financing transactions on a “best efforts” basis involving the issuance and sale of debt and/or equity securities by the Company, the type and dollar amount being as mutually agreed to by the parties. As compensation to Exercising Shareholder, the Company issued to the Exercising Shareholder warrants to purchase 600,000 shares of the Company’s common stock exercisable at $1.00 per share with a term of three years from the Closing Date. In addition, the Exercising Shareholder will receive compensation as mutually agreed by the parties at the time of an offering during the 18 month term, if any, depending on the type and size of such offering. The Company also agreed to register the 600,000 shares underlying the warrants in any registration statement that it may file with the Securities and Exchange Commission in connection with an offering. An offering, if any, will be conducted pursuant to Regulation D promulgated by the Securities and Exchange Commission and will be offered and sold only to “Accredited Investors” as that term is defined in Regulation D. The securities offered in an offering, if any, will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

•
The Company extended the right of investors in the Company’s private offering that closed on June 16, 2005 to elect on additional member to the Board of Directors from one year to two years from June 16, 2005.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN CONNECTION WITH EXCLUSIVE PLACEMENT AGENCY AGREEMENT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement dated June 23, 2006 by and between Dr. Berman and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2006	BERMAN CENTER, INC.

By: /s/ Samuel P. Chapman
Name Samuel P. Chapman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement dated June 23, 2006 by and between Dr. Berman and the Company.